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                                                                   Exhibit 10.20

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, is given this 16th day of December, 2005, by Red Trail Energy, LLC, a North Dakota limited liability company ("DEBTOR") to FIRST NATIONAL BANK OF OMAHA, a national banking association, with principal offices at 1620 Dodge St Stop 1050, Omaha, Nebraska 68197-1050 ("SECURED PARTY").

     WHEREAS, DEBTOR has borrowed from SECURED PARTY the sum of Fifty Eight Million Seven Hundred Eleven Thousand Seven Hundred Forty Dollars ($59,711,740.00), herein called the "LOAN," and has executed and delivered to SECURED PARTY a Construction Loan Agreement ("LOAN AGREEMENT"), a Promissory Note ("NOTES") for the principal sum of the Construction Loan amount, with interest therein expressed, the Revolving Loan amount with interest therein expressed, and the Line of Credit Note with interest therein expressed, a Deed of Trust and Assignment of Rents of even date therewith (herein called the "MORTGAGES"), securing said NOTES and covering all right, title and interest of the Debtor in and to certain real estate and improvements ("REAL ESTATE") described on Exhibit A hereto, by this reference made a part hereof, which is set forth in the MORTGAGES, together with all easements, rights and appurtenances thereunto belonging, and

     WHEREAS, SECURED PARTY has required, as additional security for said LOAN, a first lien upon all collateral, as hereinafter defined, now owned or hereafter acquired by DEBTOR, and DEBTOR desires to grant to SECURED PARTY a first lien upon said property as additional security for said LOAN and the LOAN AGREEMENT.

A. NOW, THEREFORE, in consideration of the consummation of said LOAN and the LOAN AGREEMENT and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, DEBTOR, for itself, its successors and assigns, has bargained and sold, and by these presents does grant, bargain, sell and convey unto SECURED PARTY a security interest in the following collateral and the products and proceeds thereof:

     1. Accounts, Chattel Paper, Commercial Tort Claims, Contracts, Contract Rights, Documents, Equipment, Fixtures, General Intangibles, Goods, Health-care-insurance receivables/accounts, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-credit rights, Payment Intangibles, Tangible Chattel Paper, Rights as seller of Goods and rights returned or repossessed goods; and all Records pertaining to Collateral.

     2. All of the rents, royalties, issues and profits of the real estate and improvements described in the MORTGAGES, or arising from the use or enjoyment of all or any portion thereof or from any lease, license, concession, occupancy agreement or other agreement pertaining thereto.

     3. All building materials and supplies now or hereafter placed on the REAL ESTATE or in the improvements owned by DEBTOR.

     4. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

B. This Security Agreement is made for the purpose of additionally securing:

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     1. The payment of the indebtedness evidenced by the NOTES.

     2. The payment of all other sums, and interest thereon, becoming due and payable to SECURED PARTY under the provisions hereof or under the provisions of the NOTES and MORTGAGES.

     3. The performance and discharge of each and every obligation, covenant and agreement of the DEBTOR herein, in said NOTES and MORTGAGES, and the LOAN AGREEMENT, and in any other security agreements executed by the DEBTOR evidencing or securing the LOAN, or incorporated by reference in any of them.

     4. The repayment of all sums or amounts that are advanced or extended by SECURED PARTY, its successors and assigns, for the maintenance or preservation of the collateral, or any part thereof.

     5. The payment of all amounts due under all extensions or renewals, and successive extensions or renewals, of the NOTES, or the indebtedness represented thereby, or of any other or further indebtedness at any time owing by DEBTOR to SECURED PARTY, however the same may be advanced, and in whatever form it may be, whether represented by notes, drafts, open accounts or otherwise, and all interest thereon, the payment of which this Agreement shall stand as continuing security until full and complete payment shall have been made.

C. DEBTOR declares and warrants to SECURED PARTY that DEBTOR is (or upon installation of the collateral will be) the absolute owner and in possession of all the collateral and that said property is (or upon installation of said property will be) free and clear of all prior liens, encumbrances, security interests and adverse claims, and DEBTOR shall and will warrant and defend the title to said property against the claims of all persons whomsoever. Without the written consent of SECURED PARTY, DEBTOR will not permit any lien, encumbrance, security interest or adverse claim to attach to the collateral. DEBTOR further warrants that no financing statement covering the collateral is on file in any public office and at the request of SECURED PARTY, DEBTOR will join SECURED PARTY in executing one or more financing statements pursuant to the North Dakota Uniform Commercial Code, in a form satisfactory to SECURED PARTY, and DEBTOR will pay the cost of filing in all public offices wherever filing is deemed necessary by SECURED PARTY.

D. Except in the ordinary course of business, DEBTOR shall not have the right, power or authority, and will not remove from the location described in Exhibit A any of the collateral without the prior written consent of SECURED PARTY; any such removal, without such consent to be construed as a breach hereof, the same as if a default were made in the payment of any amount secured hereunder, and the entire amount then unpaid shall immediately become due and payable. If DEBTOR fails to make any payment, or perform any act which it is obligated to perform under the provisions of this Agreement, SECURED PARTY, without demand or notice to DEBTOR, or any successor in interest of DEBTOR, may make such payment or perform such acts and incur any liability or expend whatever amounts in its absolute discretion as it may deem necessary therefor, and all sums incurred or expended by SECURED PARTY, or its successors, under the terms of this Agreement, shall immediately become due and payable by DEBTOR to SECURED PARTY, or its successor in interest, when so incurred or expended, and shall bear interest at the rate provided for in the LOAN AGREEMENT and shall be secured hereby.

E. The parties recognize that after the collateral is installed in the REAL ESTATE, portions thereof may become inadequate, obsolete, worn out, unsuitable or unnecessary in the operation of the business operated upon the REAL ESTATE. DEBTOR shall promptly renew, repair, or replace any inadequate,


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obsolete, worn out or unsuitable property in which this security interest is given if it is material and necessary to the operation of the DEBTOR's Ethanol Plant.

F. Upon the happening and continuance of any one or more of the EVENTS OF DEFAULT as defined in the LOAN AGREEMENT or MORTGAGES, SECURED PARTY may exercise any one or more of the following rights, or any combination of any of the following rights:

     1. SECURED PARTY, without notice or demand, and without the necessity of having a receiver appointed, and without regard to the adequacy or inadequacy of any security for the indebtedness, or the solvency or insolvency of the DEBTOR, may, at any time, take possession of the collateral and repair, care for, lease or manage the said property and perform any act necessary to collect the rents, issues, income and profits thereof and apply the proceeds in the manner specified herein upon sale of the collateral.

     2. SECURED PARTY may declare all sums secured hereby immediately due and payable and may exercise any or all of the rights and remedies available to a SECURED PARTY under the North Dakota Uniform Commercial Code and it may, at its option, enter upon the premises where said property may be and take such measures as to SECURED PARTY may be deemed necessary or proper for the care or protection thereof and remove and/or dispose of said property at either public or private sale (the DEBTOR hereby expressly waiving demand). SECURED PARTY, its successors or assigns, may become the purchaser and from the proceeds of said sale, retain all costs and charges (including attorney's fees) incurred in the taking or sale of said property and in the care and protection thereof, and may apply the balance toward the payment of all sums due SECURED PARTY and secured hereby and shall dispose of the surplus remaining as provided by law. Any requirement of reasonable notice of and disposition of the collateral shall be satisfied if such notice is mailed by regular mail to the address of DEBTOR shown in this Agreement, at least five days prior to the time of such public or private sale.

     3. SECURED PARTY, its successors or assigns, shall be entitled, in addition to the foregoing, as a matter of right, to the appointment of a receiver by a court of competent jurisdiction to assist it in performing and doing any acts hereinabove set forth. All expenses of such receiver (including attorney's fees) shall likewise become immediately due and payable by DEBTOR to SECURED PARTY, or its successors in interest, shall bear interest at the rate provided by the NOTES, and shall be secured hereby.

     4. The taking of possession of the collateral and the receipt of any income provided for herein shall not cure or waive any default, or notice of default, or invalidate any act done pursuant to such notice.

G. Failure on the part of SECURED PARTY to demand the entire payment after the happening of any default shall not be deemed a waiver by SECURED PARTY of its rights to make immediate demand for the entire amount remaining unpaid, or to exercise any right or remedy, or combination thereof, as provided in this Agreement; and any payments made subsequent to a default, or the acceptance of partial payment, shall not be deemed a waiver of such rights. The lien of this Agreement shall continue until payment in full of the amounts secured by this Agreement have been completed.

H. This Agreement shall be construed to be a lien against (1) any like or similar property hereinafter acquired by DEBTOR, either as additions to, or in the place of, the collateral subject to this Agreement, and whether the additions or substitutions be made with or without the knowledge or consent of SECURED PARTY, and (2) the proceeds of such after-acquired property.


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I. All remedies allowed SECURED PARTY under applicable law and under the terms of this Agreement are, and shall be, concurrent and cumulative, and may be exercised and enforced as hereinabove and as by law provided, without reference to the time or manner of foreclosure or enforcement of any other security for said indebtedness or obligations, whether held by deed of trust, mortgage, pledge, security agreement or otherwise.

J. In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural, and the term "SECURED PARTY" shall include any future holder, including pledge, of the NOTES secured hereby.

K. SECURED PARTY may, at any time, or from time to time, without liability therefor and without notice, upon request of DEBTOR, and without affecting the personal liability of any person for the payment of the indebtedness secured hereby, release any part of the collateral or join in any extension agreement or subordination agreement in connection herewith. SECURED PARTY shall have the right to inspect the collateral at any time.

     IN WITNESS WHEREOF, DEBTOR has caused these presents to be executed the day and year first above written.

Red Trail Energy, LLC:


By: /s/ Ambrose R. Hoff
    ---------------------------------
Title: President

And


By: /s/ William N. DuToit
    ---------------------------------
Title: Treasurer

STATE OF North Dakota)
                     )ss.
COUNTY OF STARK      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared Ambrose Hoff, President of Red Trail Energy, LLC, a North Dakota limited liability company, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the company.


                                        /s/ Deell Hoff
                                        ----------------------------------------
                                        Notary Public

                               [DEELL HOFF STAMP]


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STATE OF North Dakota)
                     )ss.
COUNTY OF STARK      )

     On this 16 day of December, 2005, before me, the undersigned, a Notary Public, personally appeared William DuToit, Tres. of Red Trail Energy, LLC, a North Dakota limited liability company, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed and that of the company.


                                        /s/ Deell Hoff
                                        ----------------------------------------
                                        Notary Public

                               [DEELL HOFF STAMP]


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                                    EXHIBIT A

                                LEGAL DESCRIPTION

TRACT 1:

A TRACT OF LAND LOCATED IN THE SOUTHWEST QUARTER (SW1/4) OF SECTION 4, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5th PRINCIPAL MERIDIAN, STARK COUNTY, NORTH DAKOTA. Being more particularly described as follows:

All that portion of said Southwest Quarter lying South of the southerly 200 foot right of way line of the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said Southwest Quarter of Section 4, except the west 100.00 feet and the south 850.00 feet of the west 920.00 feet of said Southwest Quarter of Section 4

TRACT 2:

A TRACT OF LAND IN THE SE1/4 OF SECTION 4, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5th P.M., STARK COUNTY, NORTH DAKOTA, more particularly described as follows:

All that portion of said SE1/4 lying south of the southerly 200 foot right of way line of the Burlington Northern / Santa Fe Railroad as surveyed and constructed across the said SE1/4 of Section 4

TRACT 3:

A tract of land located in the South Half (S1/2) of Section 4, Township 139 North, Range 92 West of the 5th Principal Meridian, Stark County, North Dakota, being more particularly described as follows:

The southerly 150.00 feet of the southerly 200.00 feet of right of way for the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said South Half of Section 4. Said tract contains 16.87 acres.

TRACT 4:

A tract of land located in the Northeast Quarter of the Northeast Quarter (NE1/4 NE1/4) of Section 9, Township 139 North, Range 92 West of the 5th Principal Meridian, Stark County, North Dakota, being more particularly described as follows:

The southerly 150.00 feet of the southerly 200.00 feet of right of way for the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said Northeast Quarter of the Northeast Quarter of Section 9. Said Tract contains
2.79 acres.

TRACT 5:

A tract of land located in the Northwest, Northeast, and Southeast Quarters of
Section 10, Township 139 North, Range 92 West of the 5th Principal Meridian, Stark County, North Dakota, being more particularly described as follows:

The southerly 150.00 feet of the southerly 200.00 feet of right of way for the Burlington Northern / Santa Fe Railroad as surveyed and constructed across said Northwest Quarter, the Northeast Quarter and the Southeast Quarter of Section
10. Said tract contains 22.05 acres.


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